UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 27, 2011

CARPENTER TECHNOLOGY CORPORATION

(Exact Name of Issuer as Specified in Charter)

Delaware	1-5828	23-0458500
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 14662 Reading, Pennsylvania	19612-4662
(Address of Principal Executive Offices)	(Zip Code)

(610) 208-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 27, 2011, Carpenter Technology Corporation (the “Company”) executed and delivered an underwriting agreement (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated as Representatives of the several Underwriters listed in Schedule 1 thereto (the “Underwriters”), relating to the issuance and sale of $250,000,000 in aggregate principal amount of the Company’s 5.20% Senior Notes due 2021 (the “Senior Notes”). The offering and sale of the Senior Notes are expected to be completed on June 30, 2011. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriters may be required to make because of any of those liabilities. The Underwriting Agreement contains customary representations and covenants.

The offering of the Senior Notes was registered under the Securities Act pursuant to a registration statement on Form S-3 (File No. 333-175150) filed with the Securities and Exchange Commission (the “Commission”) on June 27, 2011. The terms of the Senior Notes are described in the Company’s prospectus dated June 27, 2011, as supplemented by a final prospectus supplement dated June 27, 2011, as filed with the Commission on June 28, 2011. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and incorporated by reference into the Registration Statement.

The Senior Notes will be issued pursuant to a base indenture dated as of January 12, 1994, between the Company and U.S. Bank National Association as successor trustee, as supplemented by a first supplemental indenture dated May 22, 2003 and a second supplemental indenture expected to be dated as of June 30, 2011.

The Company intends to use the net proceeds from the issuance of the Senior Notes to repay its $100 million in principal amount of its medium term notes, Series C at 7.625% due August 2011. The Company intends to use the remaining net proceeds from the issuance of the Senior Notes for general corporate purposes, which may include additions to working capital, capital expenditures, repayment of debt, the financing of acquisitions, joint ventures and other business combination opportunities or stock repurchases.

The foregoing is not a complete discussion of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form 8-K as Exhibit 1.1, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On June 28, 2011, the Company issued a press release announcing the pricing of its offering of the Senior Notes, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated June 27, 2011, by and among Carpenter Technology Corporation, J.P. Morgan Securities LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated as Representatives of the several Underwriters listed in Schedule 1 thereto

99.1	Press Release of Carpenter Technology Corporation dated June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carpenter Technology Corporation

Date: June 28, 2011	By:	/s/ JAMES D. DEE
James D. Dee
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated June 27, 2011, by and among Carpenter Technology Corporation, J.P. Morgan Securities LLC and Merrill Lynch, Pierce Fenner & Smith Incorporated as Representatives of the several Underwriters listed in Schedule 1 thereto

99.1	Press Release of Carpenter Technology Corporation dated June 28, 2011